
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial infomration extracted from Dean
Witter Spectrum Balanced L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                      24,954,956
<SECURITIES>                                         0
<RECEIVABLES>                                  744,659<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              25,923,024<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                25,923,024<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             5,293,459<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,693,943
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,599,516
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,599,516
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,599,516
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $625,710 and interest receivable of $118,949.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $681,559 and net option premiums of $(458,150).
<F3>Liabilities include redemptions payable of $114,576, accrued brokerage commissions of $99,762 and accrued management fees of $25,450.
<F4>Total revenue includes realized trading revenue of $3,683,460, net change in unrealized of $464,966 and interest income of $1,145,033.

